EXHIBIT F

EXECUTION VERSION

AMENDMENT NO. 1

TO INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (this “Amendment”) is made and entered into as of September 22, 2023 by and among Zuora, Inc., a Delaware corporation (the “Company”), Silver Lake Alpine II, L.P., SLA Zurich Aggregator, L.P. and SLA Zurich Holdings, L.P. (collectively, “Silver Lake”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement (as defined below).

RECITALS

WHEREAS, the Company and Silver Lake entered into that certain Investment Agreement, dated as of March 2, 2022 (the “Investment Agreement”), for the purchase and sale of (i) the Company’s 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 in the form attached to the Indenture and issued in accordance with the terms and conditions of the Indenture and the Investment Agreement and (ii) warrants to purchase shares of the Company’s Common Stock.

WHEREAS, Article V, Section 5.01 of the Investment Agreement provides that the Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act for the registration of resales of the Notes, Company Common Stock issuable upon conversion of the Notes, the Warrants and the Warrant Shares no later than the eighteen (18) month anniversary of the Initial Closing Date (such date, the “Initial Target Registration Date”).

WHEREAS, Article VI, Section 6.03 of the Investment Agreement provides that any provision of the Investment Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the Company and Silver Lake (together, the “Requisite Parties”) executed in the same manner as the Investment Agreement.

WHEREAS, the Requisite Parties now wish to extend the Initial Target Registration Date to the twenty-four (24) month anniversary of the Initial Closing Date, subject to Silver Lake’s ability to request an earlier registration date, as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the Requisite Parties hereto agree as follows:

1. AMENDMENT OF INVESTMENT AGREEMENT. Article V, Section 5.01(a) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act (x) for the registration of resales of the Notes, Company Common Stock issuable upon conversion of the Notes, the Warrants and the Warrant Shares no later than the earlier of (a) the twenty-four (24) month anniversary of the Initial Closing Date and (b) following September 24, 2023, such date that is thirty (30) days following a written request of holders of a majority in aggregate principal amount of Notes that are Registrable Securities, and (y) for all other registration requests, as soon as reasonably practicable, but no later than three (3) months, following a written request of holders of a majority in aggregate principal amount of Notes that are Registrable Securities (such outside date in clause (x) or (y), as applicable, the “Target Registration Date”), a Registration Statement (the “Initial Registration Statement”) in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the Plan of Distribution. In addition, the Company will from time to time after the Initial Registration Statement has been declared effective use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities requested to be registered by the Silver Lake Group that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI (in which case, the Registration Statement may request registration of an unspecified amount of Registrable Securities to be sold by unspecified holders).”

2.	GENERAL PROVISIONS.

2.1 Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Investment Agreement shall remain in full force and effect.

2.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

2.3 Effectiveness. The provisions of this Amendment shall be effective as to all parties to the Investment Agreement (retroactively and prospectively) upon the execution hereof.

2.4 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

2.5 Severability. The invalidity or unenforceability of any provision hereof of this Amendment shall in no way affect the validity or enforceability of any other provision.

2.6 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

2.7 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

ZUORA, INC.

By:	/s/ Tien Tzuo
Name:	Tien Tzuo
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTMENT AGREEMENT]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

SILVER LAKE ALPINE II, L.P.

BY: SILVER LAKE ALPINE II ASSOCIATES, L.P., ITS GENERAL PARTNER

BY: SLAA II (GP), L.L.C., ITS GENERAL PARTNER

BY: SILVER LAKE GROUP, L.L.C., ITS MANAGING MEMBER

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director

SLA ZURICH AGGREGATOR, L.P.

By: SLA ALPINE II AGGREGATOR GP, L.L.C., ITS GENERAL PARTNER

By: SILVER LAKE ALPINE ASSOCIATES II, L.P., ITS MANAGING MEMBER

By: SLAA II (GP), L.L.C., ITS GENERAL PARTNER

By: SILVER LAKE GROUP, L.L.C., ITS MANAGING MEMBER

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director

SLA ZURICH HOLDINGS, L.P.

By: SLA ZURICH GP, L.L.C., ITS GENERAL PARTNER

By:	/s/ Andrew J. Schader
Name:	Andrew J. Schader
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTMENT AGREEMENT]